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                                                                    Exhibit 23.2



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors
PXRE Group Ltd.:

We consent to the incorporation by reference in the registration statement on Form S-8 of PXRE Group Ltd. of our reports dated February 10, 2004, with respect to the consolidated balance sheets of PXRE Group Ltd. as of December 31, 2003 and 2002, and the related consolidated statements of income and comprehensive income, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2003, and the related financial statement schedules, which reports appear in the December 31, 2003 annual report on Form 10-K of PXRE Group Ltd. and to the reference to our firm under the heading "Experts" in the prospectus.

As discussed in Note 1 to the consolidated financial statements, PXRE Group Ltd. adopted the provisions of FAS 133 "Accounting for Derivatives and Hedging Activities," during 2001.



                                    KPMG LLP


New York, New York
August 25, 2004